Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of October 10, 2024, by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 1315 Capital II, L.P., a Delaware limited partnership (including its successors and assigns, “1315 Capital”) and Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, “Ampersand” and, together with 1315 Capital, the “Preferred Stockholders” and each a “Preferred Stockholder”).

RECITALS

A. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Shares”), the terms of which are set forth in the certificate of designations, preferences and rights for such Series C Shares, substantially in the form attached hereto as Exhibit A (the “Certificate of Designation”).

B. 1315 Capital desires to exchange all of its 19,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”), and Ampersand desires to exchange all of its 28,000 Series B Shares (the “Exchange”), together representing all issued and outstanding Series B Shares of the Company, for that number of Series C Shares as set forth next to each Preferred Stockholder’s respective name on Schedule I (the “Exchange Shares”). The Preferred Stockholders and the Company intend, by executing this Agreement, that the Exchange qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will be, and is, adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

C. The Series C Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation, at a conversion price of $2.02 per share of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the shares of Common Stock issued or issuable upon conversion of any Preferred Shares, being the “Conversion Shares”). The Preferred Shares and the Conversion Shares are referred to herein as the “Securities.”

D. At the Closing, the parties hereto shall execute and deliver an Amended and Restated Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (with such changes as the parties may mutually agree, the “Investor Rights Agreement”, which amends and restates the Amended and Restated Investor Rights Agreement, dated January 15, 2020, by and among the Company and the Preferred Stockholders (the “Original Investor Rights Agreement”)), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Preferred Stockholders hereby agree as follows:

Article I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“1315 Capital” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Preferred Stockholders or their Affiliates, and (ii) with respect to a Preferred Stockholder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Preferred Stockholder will be deemed to be an Affiliate of the Preferred Stockholder.

“Agreement” has the meaning set forth in the Preamble.

“Ampersand” has the meaning set forth in the Preamble.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Shares, if any, owned by such Person to Common Stock).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing Date” means the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

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“Code” has the meaning set forth in the Recitals.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means McDermott Will & Emery LLP, with offices located at One Vanderbilt Avenue, New York, NY 10017.

“Company Organizational Documents” means the Certificate of Incorporation, as amended, of the Company and the Amended and Restated Bylaws, as amended, of the Company, in each case, as in effect on the date of this Agreement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Conversion Shares may hereafter be reclassified or changed.

“Delaware Courts” means the state and federal courts sitting in the City of Wilmington in the State of Delaware.

“DTC” has the meaning set forth in Section 4.1(b).

“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning set forth in the Recitals.

“Governmental Entity” means any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

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“Original Investor Rights Agreement” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or any other form of entity not specifically listed herein.

“Preferred Shares” means the Series C Shares, and also includes any securities into which the Series C Shares may hereafter be reclassified or changed.

“Preferred Stockholder” or “Preferred Stockholders” shall have the meaning set forth in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Regulation D” means Rule 506 of Regulation D.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that is two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Shares” has the meaning set forth in the Recitals.

“Series C Shares” has the meaning set forth in the Recitals.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Markets Group Inc. on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the exhibits attached hereto, the Investor Rights Agreement and any other documents or agreements for the Closing explicitly contemplated hereunder and thereunder.

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“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 90 Park Avenue, New York, NY 10016, or any successor transfer agent for the Company.

“U.S. GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

Article II
EXCHANGE AND ISSUANCE

2.1 Closing.

(a) Exchange and Issuance of Exchange Shares.

(i) Subject to the terms and conditions set forth in the Agreement, at the Closing, the Company shall issue to the Preferred Stockholders such number of Exchange Shares as set forth next to each Preferred Stockholder’s respective name on Schedule I, in exchange for the tender for cancellation of an aggregate of 47,000 shares of Series B Shares held by the Preferred Stockholders as set forth on Schedule I hereto.

(ii) Except as otherwise required by applicable laws, the Company and the Preferred Stockholders hereby agree to treat, for U.S. federal, state and local income tax purposes, the Exchange as a recapitalization under Section 368 of the Code.

(b) Closing. The Closing of the exchange and issuance of the Exchange Shares shall take place at the offices of McDermott Will & Emery LLP, with offices located at One Vanderbilt Avenue, New York, NY 10017, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Book-Entry. At the Closing, the Company shall issue all Exchange Shares in book-entry form.

2.2 Closing Deliveries.

(a) At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers the Investor Rights Agreement, duly executed by the Company.

(b) On or prior to the Closing, each Preferred Stockholder shall deliver or cause to be delivered to the Company the Investor Rights Agreement, duly executed by such Preferred Stockholder.

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Article III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the Closing Date to the Preferred Stockholders as follows:

(a) The  Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the SEC Reports, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not be material.

(b) The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other applicable action including by the Board of Directors. Each Transaction Document to which it is a party has been (or will be) duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, by other equitable principles of general application, or except insofar as indemnification and contribution provisions may be limited by applicable law. No vote, consent or approval of the stockholders of the Company is required under applicable law, the Company Organizational Documents or under any contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(c) The Preferred Shares to be issued by the Company to the Preferred Stockholders hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Preferred Stockholders’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws ; the Conversion Shares have been duly authorized and, when issued and delivered in accordance with the Transaction Documents and the Certificate of Designation upon conversion of the Series C Shares, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Preferred Stockholders’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws; and the issuance of the Securities is not and will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens and encumbrances, except restrictions imposed by the Securities Act and any applicable state securities laws. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Organizational Documents, as amended by the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance. Nothing in this subsection shall be construed to mean that the Preferred Shares, Conversion Shares and Common Stock are not subject to the restrictions set forth in the Certificate of Designation and the Investor Rights Agreement.

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(d) The execution, delivery and performance by the Company of this Agreement, the Transaction Documents (including the adoption of the Certificate of Designation), and the consummation of the transactions contemplated hereby and thereby, including the issue and sale of the Preferred Shares and the compliance by the Company its obligations hereunder and thereunder, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) violate any of the provisions of the Company Organizational Documents, or the organizational documents of any subsidiary, (C) violate any law, rule, regulation, order, judgment or decree (including federal and state securities laws) of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (D) require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, and with respect to any third party consent, the failure of which to obtain, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

3.2 Representations and Warranties of the Preferred Stockholders. Each Preferred Stockholder, severally and not jointly, hereby represents and warrants as of the Closing Date to the Company as follows:

(a) Organization; Authority; Enforceability. Such Preferred Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Preferred Stockholder and performance by such Preferred Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action, on the part of such Preferred Stockholder. Each Transaction Document to which it is a party has been duly executed by such Preferred Stockholder, and when delivered by such Preferred Stockholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Preferred Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Preferred Stockholder of this Agreement, the Investor Rights Agreement and the consummation by such Preferred Stockholder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Preferred Stockholder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Preferred Stockholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Preferred Stockholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Preferred Stockholder to perform its obligations hereunder.

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(c) Marketable Title. The Preferred Stockholders hereby represent and warrant as of the Closing Date to the Company that each is the record and beneficial owner of, and has valid and marketable title to, the Series B Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Series B Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. Except for the Investor Rights Agreement or that certain Support Agreement, dated April 2, 2020, by and between the Company and 1315 Capital, neither Preferred Stockholder is a party to or bound by, and the Series B Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Series B Shares to any person, (ii) restricting its right to surrender and exchange such Series B Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Series B Shares.

(d) Investment Intent. Such Preferred Stockholder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Preferred Stockholder is acquiring the Securities hereunder in the ordinary course of its business. Such Preferred Stockholder does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Preferred Stockholder is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(e) Preferred Stockholder Status. At the time such Preferred Stockholder was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f) General Solicitation. Such Preferred Stockholder is not acquiring the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) Experience of Such Preferred Stockholder. Such Preferred Stockholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Preferred Stockholder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(h) Independent Investment Decision. Such Preferred Stockholder has independently evaluated the merits of its decision to purchase the Preferred Shares pursuant to the Transaction Documents. Such Preferred Stockholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Preferred Stockholder in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice. Such Preferred Stockholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

The Company and each of the Preferred Stockholders acknowledges and agrees that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Legends. The Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY, IF REQUESTED BY THE COMPANY, A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(b) Removal of Legends. Promptly, and in no event later than two (2) Business Days, following a request by a Preferred Stockholder, the legend set forth in Section 4.1(a) above shall be removed from the book-entry record of the applicable Securities and the Company shall issue the applicable securities to such holder (if such Securities are DTC eligible) by electronic delivery at the applicable account at the Depository Trust Company (“DTC”) designated by such holder, if (i) such Securities are registered for resale under the Securities Act or (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company). Nothing herein shall limit a Preferred Stockholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Securities without legends as required pursuant to the terms hereof; provided, however, such Preferred Stockholder shall not be entitled to both (i) require the reissuance of the Securities submitted for legend removal for which such conversion was not timely honored and (ii) receive the type and number of Securities that would have been issued if the Company had timely complied with its delivery requirements hereunder.

4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Preferred Stockholders, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction.

4.3 Form D; Blue Sky. The Company agrees to timely file a Form D with  respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of either Preferred Stockholder. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Preferred Stockholders under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of either Preferred Stockholder.

4.4 Reservation of Securities. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon conversion of the Series C Shares in accordance with the terms of the Certificate of Designation.

4.5 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the Preferred Stockholders and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things commercially reasonable efforts, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article V).

4.6 Consent. Subject to and effective as of the Closing, the Preferred Stockholders, as holders of all issued and outstanding Series B Shares, consent to the transactions contemplated by this Agreement and waives their rights under Section 7 of the Original Investor Rights Agreement.

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Article V

CONDITIONS PRECEDENT TO CLOSINGs

5.1 Conditions Precedent to the Obligations of the Preferred Stockholders to Acquire Preferred Shares at the Closing. The obligation of the Preferred Stockholders to acquire Preferred Shares at the Closing is subject to the fulfillment to the Preferred Stockholders’ satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Preferred Stockholders:

(a) Representations and Warranties. As of the Closing Date, the representations and warranties of the Company contained in Section 3.1(d) shall be true and correct in all material respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date). As of the Closing Date, the representations and warranties contained in Sections 3.1(a) and 3.1(b) shall be true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date). As of the Closing Date, the representations and warranties contained in 3.1(c) shall be true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) No Injunction; Government Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Certificate of Designation. The Certificate of Designation substantially in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(e) Deliveries. Each Preferred Stockholder shall have received each of the agreements, instruments and other documents set forth in Section 2.2(a).

5.2 Conditions Precedent to the Obligations of the Company to Issue Preferred Shares at the Closing. The Company’s obligation to issue the Preferred Shares at the Closing to each Preferred Stockholder is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

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(a) No Injunction; Governmental Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) Representations and Warranties. The representations and warranties of each Preferred Stockholder contained in Article III shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. The Preferred Stockholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(d) Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 2.2(b).

Article VI

MISCELLANEOUS

6.1 Entire Agreement. The Transaction Documents together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Preferred Stockholders will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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If to the Company:	Interpace Biosciences, Inc.
Waterview Plaza, Suite 301
2001 Route 46, Parsippany, NJ 07054
Attention: Thomas W. Burnell, President and CEO
Email: tburnell@interpace.com

With a copy to:	McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Merrill M. Kraines, Esq.; Todd R. Kornfeld, Esq.
E-mail: mkraines@mwe.com; tkornfeld@mwe.com

If to 1315 Capital:	1315 Capital II, L.P.
2929 Walnut Street, Suite 1240
Philadelphia, PA 19104
Attn: Brian Schwenk, Chief Financial Officer
Email: brian.schwenk@1315capital.com

With a copy to:	Morgan, Lewis & Bockius LLP 2222 Market Street Philadelphia, PA 19103-3007 Attn: Joanne R. Soslow, Esq. Email: joanne.soslow@morganlewis.com

If to Ampersand:	Ampersand 2018 Limited Partnership
c/o Ampersand Capital Partners
55 William Street, Suite 240
Wellesley, MA 02481
Attn: Dana L. Niles, Chief Operating Partner
Email: dln@ampersandcapital.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Preferred Stockholder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to either Preferred Stockholder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to any holders who then hold Securities.

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6.4 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under U.S. GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Preferred Stockholder. Any Preferred Stockholder may assign its rights hereunder in whole or in part to any Person to whom such Preferred Stockholder assigns or transfers such rights in compliance with applicable law, provided such transferee shall agree in writing to be bound, with respect to any Securities transferred in connection with such assignment, by the terms and conditions of this Agreement and the Investor Rights Agreement that apply to the Preferred Stockholders; provided, further, that, such Purchaser remains liable for its obligations hereunder.

6.6 No Third-Party Beneficiaries. Except as set forth in Section 6.12, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of and shall not confer any rights or remedies on, nor may any provision hereof be enforced by, any other Person.

6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.8 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Shares at the Closing.

6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Preferred Stockholders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.12 Limitation of Liability; No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that each Preferred Stockholder may be a partnership, the Company and each Preferred Stockholder covenant, agree and acknowledge that no recourse under this Agreement, any Transaction Document, or any other documents or instruments delivered in connection with this Agreement shall be had against any current or future Affiliate, director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder) of any Preferred Stockholder or any director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder), Affiliate or assignee thereof (collectively, “Preferred Stockholder Related Parties”), whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Preferred Stockholder or any current or future director, officer, employee, general or limited partner, stockholder, manager, member or trustee of any Preferred Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Preferred Stockholder under this Agreement, any Transaction Document, or any other documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.13 Termination. This Agreement may be terminated and transactions contemplated hereby abandoned at any time prior to the Closing: (i) by mutual written consent of the Company and each Preferred Stockholder or (ii) by either Preferred Stockholder if the Company or any of its Affiliates institutes, directly or indirectly, any action, litigation or other Proceeding against (x) any Preferred Stockholder Related Parties in connection with the transactions described in this Agreement or the Transaction Documents or (y) such Preferred Stockholder in connection with the transactions described in this Agreement, other than in the case of clause (y), an action, litigation or other Proceeding seeking to enforce this Agreement in accordance with its terms. Nothing in this Section 6.13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, and Section 6.12 shall survive the termination of this Agreement.

6.14 Fees and Expenses. The Company agrees to pay the reasonable fees and expenses of Morgan Lewis & Bockius in connection with the Exchange, up to a cap of $15,000.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President & Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Exchange Agreement]

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1315 CAPITAL II, L.P.

By: 1315 CAPITAL MANAGEMENT II, LLC, its General Partner

By:	/s/ Adele Olivia
Name:	Adele Olivia
Title:	Manager

Ampersand 2018 Limited Partnership

By: AMP-18 Management Company Limited Partnership, its General Partner

By: AMP-18 MC LLC, its General Partner

By:	/s/ Herberg H. Hooper
Name:	Herberg H. Hooper
Title:	Managing Partner

[Signature Page to Exchange Agreement]

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Schedule I

Preferred Stockholder	Series B Shares to be Exchanged	Series C Shares to be Issued
Ampersand 2018 Limited Partnership	28,000	28,000
1315 Capital II, L.P.,	19,000	19,000

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EXHIBITS

A:	Certificate of Designation
B:	Form of Investor Rights Agreement

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EXHIBIT A

Certificate of Designation

[INSERT CERT OF DESIGNATION HERE]

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Exhibit B

Form of Investor Rights Agreement

[INSERT INVESTOR RIGHTS AGREEMENT HERE]

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